Exhibit 99.2

Contact:	FOR RELEASE:
Doug Bettisworth	October 27, 2025
Vice President, Corporate Finance
(310) 481-8585

KILROY REALTY CORPORATION REPORTS
THIRD QUARTER FINANCIAL RESULTS
---------------
LOS ANGELES, October 27, 2025 - Kilroy Realty Corporation (NYSE: KRC) (“Kilroy” or the
“Company”) today reported financial results for the third quarter ended September 30, 2025.
“Our third quarter results continued to demonstrate the momentum that is building across every component of our business, with strong new leasing activity across both the stabilized and development portfolios, and significant, previously announced capital recycling and capital markets activity,” said Angela Aman, CEO.
“With 84,000 square feet now executed at Kilroy Oyster Point Phase 2, we are well positioned to exceed our previously communicated goal of 100,000 square feet of lease executions at the project by year end 2025, as the quality of Kilroy Oyster Point resonates with a growing number of prospects in the market.”
Financial Results
•Revenues of $279.7 million for the quarter ended September 30, 2025, as compared to $289.9 million for the quarter ended September 30, 2024
•Net income available to common stockholders of $156.2 million, or $1.31 per diluted share, for the quarter ended September 30, 2025, as compared to $52.4 million, or $0.44 per diluted share, for the quarter ended September 30, 2024
•Funds from operations (“FFO”) of $130.6 million, or $1.08 per diluted share, for the quarter ended
September 30, 2025, as compared to $140.4 million, or $1.17 per diluted share, for the quarter ended
September 30, 2024
Leasing and Occupancy
•Stabilized Portfolio was 81.0% occupied and 83.3% leased at September 30, 2025, representing 230 basis points of leases signed that have not commenced
◦Occupancy during the quarter benefited from approximately 200,000 square feet of early rent commencements that were originally projected to take occupancy in the fourth quarter
•During the quarter, signed approximately 552,000 square feet of leases
◦Leasing activity was comprised of 237,000 square feet of new leasing on previously vacant space and 315,000 square feet of renewal leasing
▪At Kilroy Oyster Point Phase 2 (“KOP 2”), signed 68,000 square feet of new leases, including the previously announced 24,000 square foot lease with Color, as well as a
44,000 square foot lease with MBC BioLabs. See “Kilroy Oyster Point Phase 2”
section below for additional details

▪Leasing activity during the quarter included 129,000 square feet of short-term leasing, primarily comprised of 119,000 square feet of short-term renewal leasing
•GAAP rents on leases signed during the quarter increased 5.0% and cash rents decreased 9.6% from prior levels on Second Generation leasing, excluding short-term leasing
•Subsequent to quarter end, signed a 16,000 square foot lease at KOP 2 with Acadia Pharmaceuticals
(“Acadia”). See “Kilroy Oyster Point Phase 2” section below for additional details
Kilroy Oyster Point Phase 2
•As highlighted above, signed 68,000 square feet during the third quarter and an additional 16,000 square feet subsequent to quarter end, for a total of 84,000 square feet of leases signed at KOP 2 to date, positioning the Company to likely exceed its previously communicated goal of 100,000 square feet of lease executions by year-end
◦As noted in the Company’s September press release, signed a lease with Color for its new headquarters as part of the Company’s spec suite initiative. Color is expected to commence occupancy early in the second quarter of 2026
◦MBC BioLabs, the Bay Area’s leading life science incubator that has helped launch more than 500 companies collectively raising over $20 billion in capital, is expected to commence occupancy in the fourth quarter of 2026
◦Acadia Pharmaceuticals, a biopharmaceutical company committed to advancing therapies for underserved neurological disorders and rare diseases and an existing tenant in the Company’s
San Diego portfolio, is expected to commence occupancy early in the second quarter of 2026
Acquisition & Disposition Activity
•In September, completed the acquisition of Maple Plaza, an approximately 306,000 square foot office property in the Beverly Hills submarket of Los Angeles, for $205.3 million. The building is
72.3% occupied and 79.3% leased to a diverse mix of tenants across private equity, professional services, education, and entertainment
•In September, completed the sale of a four-building, approximately 663,000 square foot campus in
Silicon Valley for gross sales proceeds of $365.0 million
Redevelopment
•Added 4690 Executive Drive, an approximately 52,000 square foot redevelopment project in the
University Towne Center submarket of San Diego, to the stabilized portfolio. The property is 47%
leased
•Added 4400 Bohannon Drive, an approximately 48,000 square foot redevelopment project in the
Other Peninsula submarket of the San Francisco Bay Area, to the stabilized portfolio. The property is
0% leased
Balance Sheet
•In August, completed a public offering of $400.0 million of 5.875% 10-year unsecured senior notes due October 2035
•In September, fully redeemed $400.0 million of 4.375% unsecured senior notes due October 2025
Dividend
•The Board declared and paid a regular quarterly cash dividend on its common stock of $0.54 per share, equivalent to an annual rate of $2.16 per share. The dividend was paid on October 8, 2025 to stockholders of record on September 30, 2025 (the ex-dividend date)

Net Income Available to Common Stockholders / FFO Guidance
The Company is updating Nareit-defined FFO per share guidance for the full year 2025 to a range of $4.18 to $4.24 per diluted share, from the previous range of $4.05 to $4.15 per diluted share.

Key Assumptions	July 2025 Assumptions	October 2025 Assumptions
Same Property Cash Net Operating Income (“NOI”) growth (1)(2)	(1.0%) to (2.0%)	(0.75%) to (1.25%)
Average full year occupancy	80.50% to 81.50%	80.75% to 81.25%
GAAP lease termination fee income	+/- $13 million	+/- $12 million
Non-Cash GAAP NOI adjustments (3)	$4 million to $6 million	$11 million to $12 million
General and administrative and Leasing costs	$83 million to $85 million	$83 million to $85 million
Interest income	+/- $4.5 million	+/- $7 million
Capitalized interest (4)	$81 million to $83 million	$84 million to $85 million
Total development spending	$100 million to $200 million	$150 million to $200 million

	Full Year 2025 Range as of July 2025		Full Year 2025 Range as of October 2025
	Low End	High End	Low End	High End
	$ and shares/units in thousands, except per share/unit amounts
Net income available to common stockholders per share - diluted	$1.44	$1.54	$2.46	$2.52

Weighted average common shares outstanding - diluted (5)	118,765	118,765	118,820	118,820

Net income available to common stockholders	$170,874	$182,914	$292,510	$299,734
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	2,800	2,800	2,900	2,900
Net income attributable to noncontrolling interests in consolidated property partnerships	23,300	23,300	23,500	23,500
Depreciation and amortization of real estate assets	341,600	341,600	346,000	346,000
Gain on sale of depreciable operating property	(16,554)	(16,554)	(127,038)	(127,038)
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(34,400)	(34,400)	(34,600)	(34,600)
Funds From Operations (2)	$487,620	$499,660	$503,272	$510,496

Weighted average common shares/units outstanding – diluted (6)	120,400	120,400	120,400	120,400

Nareit Funds From Operations per common share/unit – diluted (2)	$4.05	$4.15	$4.18	$4.24

 ________________________
(1)Commencing January 1, 2025, the Company began excluding lease termination fee income from NOI and Cash NOI. Same Property Cash NOI growth guidance for 2025 excludes the impact of lease termination fee income.
(2)For additional information, please refer to pages 35-37 “Non-GAAP Supplemental Measures” of the Company’s Supplemental Financial Report furnished on
Form 8-K for management statements on the Company’s non-GAAP measures.
(3)Non-Cash GAAP NOI adjustments include the following items: Amortization of deferred revenue related to tenant-funded tenant improvements, Straight-
line rents, net, Amortization of net below market rents, and Lease related adjustments and other.
(4)Capitalized interest guidance assumes the continued capitalization of the Company’s Flower Mart project through the year-end 2025.
(5)Calculated based on estimated weighted average shares outstanding, including non-participating share-based awards and the dilutive impact of contingently issuable shares.
(6)Calculated based on the weighted average shares outstanding, including participating and non-participating share-based awards, and the dilutive impact of contingently issuable shares, and assuming the exchange of all common limited partnership units outstanding.  Reported amounts are attributable to common stockholders, common unitholders, and restricted stock unitholders.
The Company’s guidance estimates for the full year 2025, and the reconciliation of Net income available to common stockholders per share - diluted and FFO per share and unit - diluted included within this press release, reflect management’s views on current and future market conditions, including assumptions with respect to rental rates, occupancy levels, and the earnings impact of the events referenced in this press release.  These guidance estimates do not include the impact on the Company’s operating results from potential future acquisitions, dispositions (including any associated gains or losses), capital markets activity, impairment charges, or any events outside of the Company’s control, as the timing and magnitude of any such events are not known at the time the Company provides guidance.  There can be no assurance that the
Company’s actual results will not differ materially from these estimates.

Conference Call and Audio Webcast
The Company’s management will discuss third quarter results and the current business environment during the Company’s October 28, 2025 earnings conference call. The call will begin at 10:00 a.m. Pacific Time and last approximately one hour.  To participate and obtain conference call dial-in details, register by using the following link, https://www.netroadshow.com/events/login/LE9zwo3gD9WhaXuZj8Z0xIiTZIzFwtAfoGM.
Those interested in listening via the Internet can access the conference call at https://events.q4inc.com/
attendee/894416249. It may be necessary to download audio software to hear the conference call.
About Kilroy Realty Corporation
Kilroy is a leading U.S. landlord and developer, with operations in the San Francisco Bay Area, Los
Angeles, Seattle, San Diego, and Austin.  The Company has earned global recognition for sustainability, building operations, innovation, and design.  As a pioneer and innovator in the creation of a more sustainable real estate industry, the Company’s approach to modern business environments helps drive creativity and productivity for some of the world’s leading technology, entertainment, life science, and business services companies.
The Company is a publicly traded real estate investment trust (“REIT”) and member of the S&P MidCap
400 Index with more than seven decades of experience developing, acquiring, and managing office, life science, and mixed-use projects.
As of September 30, 2025, Kilroy’s stabilized portfolio totaled approximately 16.8 million square feet of primarily office and life science space that was 81.0% occupied and 83.3% leased.  The Company also had approximately 1,000 residential units in Hollywood and San Diego, which had a quarterly average occupancy of 93.2%.  In addition, the Company had one development project in the tenant improvement phase totaling approximately 872,000 square feet with a total estimated investment of $1.0 billion.
A Leader in Sustainability and Commitment to Corporate Social Responsibility
Kilroy has a longstanding commitment to sustainability and continues to be a recognized leader in our sector.  For over a decade, the Company and its sustainability initiatives have been recognized with numerous honors, including earning the GRESB five star rating and being named a sector and regional leader in the Americas.  Other honors have included the Nareit Leader in the Light Award, being listed on the Dow Jones Sustainability World Index, being named ENERGY STAR Partner of the Year, and receiving the ENERGY STAR highest honor of Sustained Excellence.
Kilroy is proud to have achieved carbon neutral operations across our portfolio since 2020. The Company also has a longstanding commitment to maintain high levels of LEED, Fitwell, and ENERGY STAR certifications across the portfolio.
Kilroy is committed to cultivating a company culture that makes a positive difference in our employees’
lives by focusing on development, celebrating our unique backgrounds, promoting employee health and wellness, and dedicating ourselves to being a responsible corporate citizen through our community service and philanthropic efforts.
More information is available at http://www.kilroyrealty.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities
Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-
looking statements are based on our current expectations, beliefs, and assumptions, and are not guarantees of future performance.  Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends, and factors that are difficult to predict, many of which are outside of our control.
Accordingly, actual performance, results, and events may vary materially from those indicated or implied in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future performance, results, or events.  Numerous factors could cause actual future performance, results, and events to differ materially from those indicated in the forward-looking statements, including, among others:
global market and general economic conditions, including actual and potential tariffs and periods of heightened inflation, and their effect on our liquidity and financial conditions and those of our tenants;
adverse economic or real estate conditions generally, and specifically, in the States of California, Texas, and
Washington; risks associated with our investment in real estate assets, which are illiquid, and with trends in the real estate industry; defaults on or non-renewal of leases by tenants; any significant downturn in tenants’
businesses, including bankruptcy, lack of liquidity or lack of funding, and the impact labor disruptions or strikes, such as episodic strikes in the entertainment industry, may have on our tenants’ businesses; our ability to re-lease property at or above current market rates; reduced demand for office space, including as a result of remote working and flexible working arrangements that allow work from remote locations other than an employer's office premises; costs to comply with government regulations, including environmental remediation; the availability of cash for distribution and debt service, and exposure to risk of default under debt obligations; increases in interest rates and our ability to manage interest rate exposure; changes in interest rates and the availability of financing on attractive terms or at all, which may adversely impact our future interest expense and our ability to pursue development, redevelopment, and acquisition opportunities and refinance existing debt; a decline in real estate asset valuations, which may limit our ability to dispose of assets at attractive prices, or obtain or maintain debt financing, and which may result in write-offs or impairment charges; significant competition, which may decrease the occupancy and rental rates of properties; potential losses that may not be covered by insurance; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired, developed, and redeveloped properties; the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts; delays or refusals in obtaining all necessary zoning, land use, and other required entitlements, governmental permits and authorizations for our development and redevelopment properties; increases in anticipated capital expenditures, tenant improvement, and/or leasing costs; defaults on leases for land on which some of our properties are located; adverse changes to, or enactment or implementations of, tax laws or other applicable laws, regulations, or legislation, as well as business and consumer reactions to such changes; risks associated with joint venture investments, including our lack of sole decision-making authority, our reliance on co-venturers’ financial condition, and disputes between us and our co-venturers; environmental uncertainties and risks related to natural disasters; risks associated with climate change and our sustainability strategies, and our ability to achieve our sustainability goals; and our ability to maintain our status as a REIT.  These factors are not exhaustive and additional factors could adversely affect our business and financial performance. For a discussion of additional factors that could materially adversely affect our business and financial performance, see the factors included under the caption “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2024, and our other filings with the Securities and Exchange Commission.  All forward-looking statements are based on currently available information and speak only as of the dates on which they are made.  We assume no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information, or otherwise, except to the extent we are required to do so in connection with our ongoing requirements under federal securities laws.

KILROY REALTY CORPORATION
SUMMARY OF QUARTERLY RESULTS
(unaudited; in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues	$279,744	$289,938	$840,480	$849,250

Net income available to common stockholders	$156,220	$52,378	$263,677	$151,509

Weighted average common shares outstanding – basic	118,296	117,830	118,259	117,516
Weighted average common shares outstanding – diluted	118,822	118,244	118,724	117,955

Net income available to common stockholders per share – basic	$1.32	$0.44	$2.22	$1.27
Net income available to common stockholders per share – diluted	$1.31	$0.44	$2.21	$1.27

Funds From Operations (1)(2)	$130,561	$140,448	$388,762	$406,758

Weighted average common shares/units outstanding – basic (3)	119,870	119,702	119,823	119,798
Weighted average common shares/units outstanding – diluted (4)	120,397	120,115	120,288	120,237

Funds From Operations per common share/unit – basic (2)	$1.09	$1.17	$3.24	$3.40
Funds From Operations per common share/unit – diluted (2)	$1.08	$1.17	$3.23	$3.38

Common shares outstanding at end of period			118,304	118,047
Common partnership units outstanding at end of period			1,151	1,151
Total common shares and units outstanding at end of period			119,455	119,198

			September 30, 2025	September 30, 2024
Stabilized office portfolio occupancy rates: (5)
Los Angeles			74.0%	76.7%
San Diego			82.8%	87.9%
San Francisco Bay Area			85.7%	91.1%
Seattle			80.6%	80.4%
Austin			82.2%	74.2%
Weighted average total			81.0%	84.3%

Total square feet of stabilized office properties owned at end of period: (5)
Los Angeles			4,568	4,338
San Diego			2,923	2,877
San Francisco Bay Area			5,565	6,171
Seattle			2,996	2,996
Austin			759	759
Total			16,811	17,141
________________________
(1)Reconciliation of Net income available to common stockholders to Funds From Operations available to common stockholders and unitholders and management statement on Funds From Operations are included after the Consolidated Statements of Operations.
(2)Reported amounts are attributable to common stockholders, common unitholders and restricted stock unitholders.
(3)Calculated based on weighted average shares outstanding, including participating share-based awards (i.e., nonvested stock and certain time-based restricted stock units) and assuming the exchange of all common limited partnership units outstanding.
(4)Calculated based on weighted average shares outstanding, including participating and non-participating share-based awards, dilutive impact of contingently issuable shares, and assuming the exchange of all common limited partnership units outstanding.
(5)Occupancy percentages and total square feet reported are based on the Company’s stabilized office portfolio for the periods presented.

KILROY REALTY CORPORATION
CONSOLIDATED BALANCE SHEETS
(unaudited; in thousands)

	September 30, 2025	December 31, 2024
ASSETS
REAL ESTATE ASSETS:
Land and improvements	$1,661,679	$1,750,820
Buildings and improvements	8,658,236	8,598,751
Undeveloped land and construction in progress	2,355,181	2,309,624
Total real estate assets held for investment	12,675,096	12,659,195
Accumulated depreciation and amortization	(2,952,576)	(2,824,616)
Total real estate assets held for investment, net	9,722,520	9,834,579
Cash and cash equivalents	372,416	165,690
Marketable securities	33,569	27,965
Current receivables, net	13,191	11,033
Deferred rent receivables, net	436,886	451,996
Deferred leasing costs and acquisition-related intangible assets, net	229,175	225,937
Right of use ground lease assets	128,396	129,222
Prepaid expenses and other assets, net	56,046	51,935
TOTAL ASSETS	$10,992,199	$10,898,357

LIABILITIES AND EQUITY
LIABILITIES:
Secured debt, net	$593,956	$598,199
Unsecured debt, net	3,995,555	3,999,566
Accounts payable, accrued expenses, and other liabilities	321,188	285,011
Ground lease liabilities	127,830	128,422
Accrued dividends and distributions	64,996	64,850
Deferred revenue and acquisition-related intangible liabilities, net	127,931	142,437
Rents received in advance and tenant security deposits	74,888	71,003
Total liabilities	5,306,344	5,289,488
EQUITY:
Stockholders’ Equity
Common stock	1,183	1,181
Additional paid-in capital	5,223,369	5,209,653
Retained earnings	240,810	171,212
Total stockholders’ equity	5,465,362	5,382,046
Noncontrolling Interests
Common units of the Operating Partnership	53,154	52,472
Noncontrolling interests in consolidated property partnerships	167,339	174,351
Total noncontrolling interests	220,493	226,823
Total equity	5,685,855	5,608,869
TOTAL LIABILITIES AND EQUITY	$10,992,199	$10,898,357

KILROY REALTY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
REVENUES
Rental income	$274,909	$285,951	$826,224	$836,760
Other property income	4,835	3,987	14,256	12,490
Total revenues	279,744	289,938	840,480	849,250

EXPENSES
Property expenses	61,764	63,593	179,053	180,192
Real estate taxes	25,878	26,677	81,008	84,925
Ground leases	3,018	2,977	9,057	8,725
General and administrative expenses	18,247	17,981	53,623	54,097
Leasing costs	2,610	2,353	7,760	6,751
Depreciation and amortization	87,487	91,879	262,231	267,061
Total expenses	199,004	205,460	592,732	601,751

OTHER INCOME (EXPENSES)
Interest income	3,119	9,688	4,765	32,962
Interest expense	(32,152)	(36,408)	(94,144)	(112,042)
Other income (expense) (1)	91	(85)	124	(499)
Gains on sales of depreciable operating properties	110,484	—	127,038	—
Total other expenses	81,542	(26,805)	37,783	(79,579)

NET INCOME	162,282	57,673	285,531	167,920

Net income attributable to noncontrolling common units of the Operating Partnership	(1,524)	(509)	(2,562)	(1,469)
Net income attributable to noncontrolling interests in consolidated property partnerships	(4,538)	(4,786)	(19,292)	(14,942)
Total income attributable to noncontrolling interests	(6,062)	(5,295)	(21,854)	(16,411)

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$156,220	$52,378	$263,677	$151,509

Weighted average shares of common stock outstanding – basic	118,296	117,830	118,259	117,516
Weighted average shares of common stock outstanding – diluted	118,822	118,244	118,724	117,955

Net income available to common stockholders per share – basic	$1.32	$0.44	$2.22	$1.27
Net income available to common stockholders per share – diluted	$1.31	$0.44	$2.21	$1.27
________________________
(1)Commencing January 1, 2025, the Company began presenting a new line item, Other income (expense), which includes tax expenses, acquisition and disposition expenses, and income or expenses related to environmental and sustainability initiatives, all of which were previously included in General and administrative expenses. Historical amounts for
General and administrative expenses and Other income (expense) have been revised to conform with the current period presentation.

KILROY REALTY CORPORATION
FUNDS FROM OPERATIONS
(unaudited; in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income available to common stockholders	$156,220	$52,378	$263,677	$151,509
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	1,524	509	2,562	1,469
Net income attributable to noncontrolling interests in consolidated property partnerships	4,538	4,786	19,292	14,942
Depreciation and amortization of real estate assets	86,080	90,243	258,058	262,292
Gains on sales of depreciable operating properties	(110,484)	—	(127,038)	—
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(7,317)	(7,468)	(27,789)	(23,454)
Funds From Operations(1)(2)(3)	$130,561	$140,448	$388,762	$406,758

Weighted average common shares/units outstanding – basic (4)	119,870	119,702	119,823	119,798
Weighted average common shares/units outstanding – diluted (5)	120,397	120,115	120,288	120,237

Funds From Operations per common share/unit – basic (2)	$1.09	$1.17	$3.24	$3.40
Funds From Operations per common share/unit – diluted (2)	$1.08	$1.17	$3.23	$3.38
 ________________________
(1)The Company calculates Funds From Operations available to common stockholders and common unitholders (“FFO”) in accordance with the 2018
Restated White Paper on FFO approved by the Board of Governors of Nareit.  The White Paper defines FFO as net income or loss (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.  The reconciling items include amounts to adjust earnings from consolidated partially-owned entities and equity in earnings of unconsolidated affiliates to FFO. Our calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. We also add back net income attributable to noncontrolling common units of the Operating Partnership because we report FFO attributable to common stockholders and common unitholders.
Management believes that FFO is a useful supplemental measure of the Company’s operating performance.  The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of the
Company’s activity and assists in comparing those operating results between periods.  Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, the Company’s FFO may not be comparable to all other REITs.
Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time.  Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient.  Because FFO excludes depreciation and amortization of real estate assets, management believes that FFO along with the required GAAP presentations provides a more complete measurement of the Company’s performance relative to its competitors and a more appropriate basis on which to make decisions involving operating, financing, and investing activities than the required GAAP presentations alone would provide.
FFO should not be viewed as an alternative measure of the Company’s operating performance since it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs and could materially impact the Company’s results from operations.

(2)Reported amounts are attributable to common stockholders, common unitholders, and restricted stock unitholders.
(3)FFO available to common stockholders and unitholders includes amortization of deferred revenue related to tenant-funded tenant improvements of $3.6 million and $4.2 million for the three months ended September 30, 2025 and 2024, respectively, and $11.1 million and $15.1 million for the nine months ended  September 30, 2025 and 2024, respectively.
(4)Calculated based on weighted average shares outstanding, including participating share-based awards (i.e., certain time-based restricted stock units) and assuming the exchange of all common limited partnership units outstanding.
(5)Calculated based on weighted average shares outstanding, including participating and non-participating share-based awards, dilutive impact of contingently issuable shares, and assuming the exchange of all common limited partnership units outstanding.